Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated June 27, 2023, with respect to the consolidated financial statements of BCE-Mach III LLC contained in the Final Prospectus, filed on October 26, 2023, relating to the Registration Statement on Form S-1 (File No. 333-274662), which is incorporated by reference in this Registration Statement on Form S-8. We consent to the incorporation by reference of the aforementioned report in this Registration Statement on Form S-8.

/s/ GRANT THORNTON LLP

Oklahoma City, Oklahoma

October 27, 2023